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                                                                   EXHIBIT 10.5a

             AMENDMENT TO THE EMPLOYMENT AGREEMENT FOR BRUCE KUPPER

WHEREAS, both Kupper Parker Communications, Inc., a New York corporation with a business address of 8301 Maryland Avenue, Clayton, Missouri 63105 (the "Corporation") and Bruce Kupper, an individual residing at 8 Oakleigh Lane, St. Louis, Missouri 63124 (the "Executive") wish to amend the Employment Agreement for Bruce Kupper entered into by the Corporation and Executive as of January 1, 2000 (the "Employment Agreement").

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained in that Employment Agreement and herein contained, the parties agree to the following:

Section 1 of the Employment Agreement is amended as follows: "The initial term of employment of the Executive by the Company pursuant to this Agreement (the "Initial Term") shall commence on the Effective Date and, unless earlier terminated, shall end on the third annual anniversary of the Effective Date; provided that the term of this Agreement shall automatically be extended for two additional years as of the day immediately following the end of the Initial Term and as of the day immediately following the end of each subsequent two-year extended term hereof unless the Company shall have terminated the automatic extension provisions of this sentence by giving written notice to the Executive at least 30 days prior to the then applicable termination date."

Section 3 of the Employment Agreement is amended as follows: During the period of June 1, 2001 to May 31, 2002, the Company shall pay to the Executive an annual base salary of $252,000 per annum in accordance with the Company's regular payroll practices. After that time period, the Company shall pay to the Executive an annual base salary at the rate of $360,000 in accordance with the Company's regular payroll practices.

Except as expressly modified by this Amendment all terms of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment to The Employment Agreement for Bruce Kupper as of June 1, 2001.


KUPPER PARKER COMMUNICATIONS, INCORPORATED

By:    /s/ John Rezich
       -----------------------------------
Name:  John Rezich
Title: Chief Financial Officer


EXECUTIVE

By:    /s/ Bruce Kupper
       -----------------------------------
Name:  Bruce Kupper